UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2007

TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-23195 (Commission File Number)	94-3145844 (IRS Employer Identification No.)
10780 Parkridge Blvd., 4th Floor Reston, Virginia (Address of principal executive offices)		20191 (Zip Code)
(571) 382-1000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 29, 2007, Tier Ventures Corporation (“Tier Ventures”), a wholly owned Canadian subsidiary of Tier Technologies, Inc. (“Tier”), sold its entire minority interest in CPAS Systems, Inc. (“CPAS”), a Canadian-based pension administration software company, back to CPAS.  Under the Share Repurchase Agreement for this transaction, CPAS paid $5.1 million (CAD), or approximately $4.8 million (USD) to repurchase 1,481,796 shares of its common stock, which represented 46.96% of the outstanding shares of CPAS’ common stock.  The sale price is approximately equal to the US-dollar equivalent of Tier Ventures’ book value in its CPAS investment as of June 30, 2007, plus estimated taxes and other costs associated with the sale.  No material gain or loss is expected on this transaction by either Tier Ventures, or Tier Technologies, Inc.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        TIER TECHNOLOGIES, INC.

                        By:  /s/ David E. Fountain
                                           Name:  David E. Fountain
                           Title:  Chief Financial Officer

Date: July 3, 2007

Exhibit Index
Exhibit No	Description
99.1	Share Repurchase Agreement between CPAS Systems Inc., Tier Ventures Corporation and Tier Technologies Inc. dated June 29, 2007